CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-96378) of Structured Asset Securities Corporation of our report dated February 21, 1997 relating to the combined financial statements of Community Centers One L.L.C., Community Centers Two L.L.C. and Shoppers World Community Center L.P., which appears in the Current Report on Form 8-K of Structured Asset Securities Corporation dated September 23, 1997.


/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
Cleveland, Ohio
September 23, 1997